UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34607	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 West William Cannon, Building One

Austin, TX

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure

On February 26, 2013, Barbara Boyan, a member of our Board of Directors, entered into a new prearranged trading plan. Subject to certain conditions precedent, the trading plan provides for the exercise and sale, between March 20, 2013, and May 24, 2013, of 10,000 stock settled stock appreciation rights that would otherwise expire in 2013.  These transactions will occur only upon satisfaction of the trading plan’s conditions precedent.

On February 28, 2013, Bruce Prothro, Chief Regulatory Officer and Senior Vice President of Quality Systems and Assurance, entered into a prearranged trading plan.  Subject to certain conditions precedent, the trading plan provides for the exercise and sale of 35,667 stock options and 6,605 stock settled stock appreciation rights, between April 1, 2013 and April 30, 2014.  These transactions will occur only upon satisfaction of the trading plan’s conditions precedent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date:	March 1, 2013	By:	/s/ Richard Rew
Richard Rew
Senior Vice President, General Counsel and Secretary